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                                                                    EXHIBIT 5.1

                               September 19, 2000

Coherent, Inc.
5100 Patrick Henry Drive
Santa Clara, CA  95056

         RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about
September 19, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 100,000 shares of your common stock (the "Shares") reserved for issuance under the Productivity Incentive Plan (the "Plan"). As your legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plan.

         It is our opinion that, upon completion of the proceedings to be taken prior to issuance of the Shares pursuant to the Prospectus constituting part of and incorporated by reference into this Registration Statement on Form S-8 and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Plan and the agreements which accompany the Plan, in accordance with the Amended and Restated Certificate of Incorporation, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                     Very truly yours,

                                     WILSON SONSINI GOODRICH & ROSATI
                                     Professional Corporation

                                     /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.